UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 2, 2020

Crown ElectroKinetics Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-232426	47-5423944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1110 NE Circle Blvd.

Corvallis, Oregon 97330

(Address of Principal Executive Offices)

(800) 674-3612

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value

Item 1.01	Entry into a Material Definitive Agreement.

On June 2, 2020, Crown ElectroKinetics Corp., a Delaware corporation (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (each, a “Holder” and collectively, the “Holders”) to sell to the Holders 12% senior convertible promissory notes in the aggregate principal amount of $1,050,000 (each, a “Convertible Note” and, together, the “Convertible Notes”) and warrants (each, a “Warrant” and, together, the “Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) in a private placement transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

The Convertible Notes, which are unsecured, accrue interest at a rate of 12% per annum and mature on June 2, 2021. The Company has guaranteed to the Holders the payment in full of interest at such rate for the full term of the Convertible Notes. Each Convertible Note is convertible, at the option of the Holder, into Common Stock at a conversion price (the “Fixed Conversion Price”), subject to adjustment as set forth in the Convertible Notes, equal to the lower of (i) $12,000,000 divided by the then-outstanding number of shares of Common Stock or (ii) in the event the Company consummates a financing at a pre-money valuation (the “Reduced Valuation”) less than $12,000,000, 90% of the Reduced Valuation divided by the then-outstanding number of shares of Common Stock. The Company is not required to convert any portion of a Convertible Note if doing so results in the Holder beneficially owning more than 4.99% of the outstanding Common Stock after giving effect to such conversion.

Each Warrant is exercisable on or prior to June 3, 2025 for 50% of the number of shares into which the Convertible Note held by the Holder of such Warrant is convertible, at a price equal to 125% of the Fixed Conversion Price. The Company is not required to issue Common Stock upon exercise of any portion of a Warrant if doing so results in the Holder beneficially owning more than 4.99% of the outstanding Common Stock after giving effect to such exercise.

The foregoing summary of the terms of the Purchase Agreement, the Convertible Notes and the Warrants are subject to, qualified in its entirety by, the forms of Convertible Promissory Note, Common Stock Purchase Warrant, and Note Purchase Agreement attached as Exhibits 4.1, 4.2, and 10.1, respectively, which are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuances of the Convertible Notes and Warrants were made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act.

Item 8.01	Other Events.

In light of the circumstances and uncertainty surrounding the effects of the COVID-19 coronavirus pandemic on the business, employees, consultants and service providers of the Company, the Company’s board of directors and management has determined that it will delay the filing of its annual report on Form 10-K for the fiscal year ended March 31, 2020 (the “Annual Report”) by up to 45 days in accordance with the SEC’s March 25, 2020 Order (Release No. 34-88465) (the “Order”), which allows for the delay of certain filings required under the Securities and Exchange Act of 1934, as amended. The Company’s operations and business have experienced disruption due to the unprecedented conditions surrounding the COVID-19 pandemic spreading throughout the United States and the world and thus the Company’s business operations have been disrupted and it is unable to timely review and prepare the Company’s financial statements for the fiscal year ended March 31, 2020. As such, the Company will be making use of the 45-day grace period provided by the SEC’s Order to delay filing of its Annual Report. The Company plans to file its Annual Report by no later than August 13, 2020, 45 days after the original due date of its Annual Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of 12% Senior Convertible Promissory Note.
4.2	Form of Common Stock Purchase Warrant.
10.1	Form of Note Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2020

Crown ElectroKinetics Corp.

By:	/s/ Doug Croxall
Name:	Doug Croxall
Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

4.1	Form of 12% Senior Convertible Promissory Note.
4.2	Form of Common Stock Purchase Warrant.
10.1	Form of Note Purchase Agreement.

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